UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Streeterville Capital DACA Funds Release

As previously disclosed, on June 26, 2025, the Company entered into a note purchase agreement with Streeterville Capital, LLC (“Streeterville”) pursuant to which the Company issued and sold to Streeterville a secured promissory note in the original principal amount of $5,470,000. On the Closing Date, Streeterville paid $375,000 to the Company and $4,625,000 was sent to an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, ARH Sub, LLC, a Utah limited liability company, to be held pursuant to the Deposit Account Control Agreement (“DACA”). On July 10, 2025, the Company entered into a second securities purchase agreement, and amended and restated the DACA, with Streeterville pursuant to which the Company issued and sold to Streeterville a second secured convertible promissory note in the original principal amount of $6,235,000 (the “Note”). Streeterville paid $650,000 to Champion Safe Company, Inc., a wholly-owned subsidiary of the Company, and $5,000,000 was sent to the DACA account at Lakeside Bank. On September 23, 2026, Streeterville and ARH Sub sent joint instructions to Lakeside Bank to release $100,000 from the DACA to the Company.

Horberg Exchange Agreements

On October 2, 2026, the Company entered into an Exchange Agreement (the “Series D Exchange”) with Horberg Enterprises, LP (“Horberg”). The Company previously sold Horberg 100,000 shares of Series D Convertible Preferred Stock pursuant to that certain Securities Purchase Agreement dated as of October 1, 2025. Pursuant to the Series D Exchange, the Company and Horberg agreed to exchange and convert 10,800 shares of Series D Convertible Preferred Stock for 81 shares of Series E Preferred Stock, representing a dollar amount of $81,000.

On October 2, 2026, the Company entered into an additional Exchange Agreement (the “Series E Exchange”) with Horberg. Pursuant to the Series E Exchange, the Company and Horberg agreed to exchange and convert 81 shares of Series E Preferred Stock for 1,756,507 shares of common stock.

The foregoing descriptions of the Series D and Series E Exchanges are not a complete description of all of the parties’ rights and obligations under the Exchanges, and are qualified in their entirety by reference to the Series D Exchange Agreement and Series E Exchange Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Streeterville June 2025 Note Exchange Agreement

On October 5, 2026, the Company entered into an Exchange Agreement (the “Note Exchange”) with Streeterville Capital, LLC. The Company previously entered into that certain Secured Promissory Note (the “Note”), with an original issuance date of June 26, 2025 in the principal amount of $5,470,000. Pursuant to the Note Exchange, the Company and Streeterville agreed to partition a new Secured Promissory Note in the original principal amount of $125,000 (the “Partitioned Note”) from the Note and then cause the outstanding balance of the Note to be reduced by an amount equal to the initial outstanding balance of the Partitioned Note. Concurrently, the Partitioned Note was exchanged for 1,190,476 shares of the Company’s common stock.

The foregoing descriptions of the Note Exchange is not a complete description of all of the parties’ rights and obligations under the Note Exchange, and are qualified in its entirety by reference to the Form Note Exchange Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 29, 2026.

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218 LLC Termination Agreement

On October 12, 2026, the Company entered into a Termination Agreement and Mutual Release (the “Termination Agreement”) with 218 LLC, a Tennessee limited liability company (“Seller”), and Gary Bowie, individually. The Termination Agreement terminates the Membership Interest Purchase Agreement dated effective September 15, 2025 (the “MIPA”), and the related Secured Convertible Term Note dated September 15, 2025 (the “Secured Note”), previously entered into in connection with the Company’s acquisition of membership interests in Seller (whose sole asset is the commercial property located at 218 3rd Avenue North, Nashville, Tennessee).

Pursuant to the Termination Agreement:

●	The MIPA and Secured Note are terminated.
●	The Company transfers and relinquishes to Gary Bowie all membership and other ownership interests, if any, it holds in Seller. Seller consents to the transfer, will update its records, and Gary Bowie accepts the transfer. The Company has no further ownership, management, funding, or acquisition obligation with respect to Seller.
●	The parties provide mutual releases of all claims relating to the MIPA, Secured Note, and the 2025 acquisition relationship, subject to the terms of the Termination Agreement and the Promissory Note described below.
●	Seller and Gary Bowie are solely responsible for the liabilities of Seller and its property. Limited mutual indemnities apply only to third-party claims arising from breaches of express obligations under the Termination Agreement or undisclosed transfers of released claims.
●	All securities issued to Seller or Gary Bowie in connection with the terminated acquisition relationship and still owned by them (including the 82,000 shares of Series D Convertible Preferred Stock) are to be surrendered for cancellation.

In consideration of the termination and as full and final settlement of the Company’s obligations arising from the 2025 acquisition relationship (after all agreed credits), the Company executed and delivered a Promissory Note dated October 12, 2026 (the “Promissory Note”) in the principal amount of $89,986.18 payable to Seller.

Key terms of the Promissory Note include:

●	Principal: $89,986.18
●	Interest Rate: 7.00% per annum (simple interest)
●	Interest-only payments: Nine (9) monthly payments of $524.92 each, commencing November 12, 2026, and continuing on each monthly anniversary through the Maturity Date
●	Maturity Date: July 12, 2027 (nine calendar months after the Effective Date), at which time the entire unpaid principal balance, together with accrued and unpaid interest, is due (balloon payment)
●	Prepayment: Permitted in whole or in part at any time without penalty
●	Late Charge: $50.00 if a payment is seven (7) or more days late
●	Unsecured, non-negotiable, and nonconvertible
●	Subject to the Settlement Limitations in the Promissory Note and the complete discharge and non-revival provisions of the Termination Agreement
●	Default and acceleration subject to a ten (10)-day cure period after written notice (for the first occurrence of a breach)

The foregoing descriptions of the Termination Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Termination Agreement, the Company has agreed with 218 LLC to vacate the fourth floor of the building located at 218 3rd Avenue North, Nashville, Tennessee within thirty (30) days of the execution of the agreement. As a result, the Company will transition its corporate headquarters from its current address at 218 3rd Avenue North, #400, Nashville, Tennessee. The Company will provide a future update regarding its new corporate address once the transition is complete.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the termination of the MIPA and the Secured Note is incorporated herein by reference.

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As previously disclosed, on September 15, 2025, the Company entered into the MIPA to acquire all outstanding membership interests in Seller and executed the related Secured Note in the original principal amount of $11,700,000. In connection with the MIPA, the Company issued shares of Series D Convertible Preferred Stock. Pursuant to the Termination Agreement, the MIPA and Secured Note have been terminated, all related obligations of the Company (other than those expressly set forth in the Termination Agreement and Promissory Note) have been discharged, and the remaining 82,000 shares of Series D Convertible Preferred Stock held by Seller/Gary Bowie have been surrendered for cancellation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 21, 2026, Silverback Capital Corporation (“SCC”) requested the issuance of 500,000 shares of Common Stock to SCC, representing a payment of approximately $32,775.

On October 5, 2026, the Company issued Horberg Enterprises LP 1,756,507 shares of common stock, valued at $0.0461 per share, pursuant to a preferred stock exchange agreement set forth in Item 1.01 above.

On October 5, 2026, SCC requested the issuance of 500,000 shares of Common Stock to SCC, representing a payment of approximately $22,090.

On October 6, 2026, the Company issued Streeterville 1,190,476 shares of common stock pursuant to the exchange agreement described in Item 1.01 above at a per share price of $0.105.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

On September 23, 2026, the Company’s wholly-owned subsidiary, Champion Safe Company, Inc., issued a press release titled “Champion Safe Launches Major Lean Transformation of Utah Factory to Increase Throughput, Lower Cost and Accelerate Dealer Fulfillment.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

On September 25, 2026, the Company’s wholly-owned subsidiary, Champion Safe Company, Inc., issued a press release titled “Champion Safe and Eastern Security Safe Go Big at The Big E With Major New England Safe Showcase.” A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report.

On October 2, 2026, the Company issued a press release titled “2026 Regular-Season Champion Matt Hagan Carries NHRA Points Lead into St. Louis in American Rebel Light Beer Funny Car.” A copy of the press release is furnished herewith as Exhibit 99.3 to this Current Report.

On October 6, 2026, the Company issued a press release titled “TSR’s Matt Hagan Holds 2026 NHRA Points Lead Post Semi-Final Run at St. Louis in American Rebel Light Beer Funny Car with Three Races Left in Championship Chase.” A copy of the press release is furnished herewith as Exhibit 99.4 to this Current Report.

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The information contained in this Item 7.01 of this Current Report, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 8.01 Other Information.

In connection with the Termination Agreement, on October 12, 2026, 218 LLC and Gary Bowie executed a Stock Power and Assignment for Cancellation pursuant to which they irrevocably sold, assigned, transferred, and surrendered to the Company for cancellation 82,000 shares of the Company’s Series D Convertible Preferred Stock (or any book-entry positions representing the same). The Company and its transfer agent are authorized to cancel such shares.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 12, 2026, the Company announced it would close and vacate its Lenexa, Kansas facility. The Company confirms that it successfully vacated the facility as of October 1, 2026, with the exception of a remaining obligation to remove exterior signage from the building.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Horberg Series D Exchange Agreement dated October 2, 2026
10.2	Horberg Series E Exchange Agreement dated October 2, 2026
10.3	Termination Agreement and Mutual Release dated October 12, 2026, by and among American Rebel Holdings, Inc., 218 LLC, and Gary Bowie including Exhibit A Promissory Note dated October 12, 2026, issued by American Rebel Holdings, Inc. in favor of 218 LLC
99.1	Champion Safe Utah Factory Transformation press release dated September 23, 2026
99.2	Champion Safe New England Safe Showcase press release dated September 25, 2026
99.3	St. Louis NHRA press release dated October 2, 2026
99.4	Matt Hagan Semi-Final Run press release dated October 6, 2026
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: October 14, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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